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EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Cendant Corporation's Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391,
333-23063, 333-26927, 333-35707, 333-35709, 333-45155, 333-45227, 333-49405,
333-78447, and 333-86469 on Form S-3, and Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896, 33-91656, 333-03241,
33-26875, 33-75682, 33-93322, 33-93372, 33-75684, 33-80834, 33-74068,
33-41823, 33-48175, 333-09633, 333-09655, 333-09637, 333-22003, 333-30649,
333-42503, 333-34517-2, 333-42549, 333-45183, 333-47537, 333-69505, 333-75303
and 333-78475 on Form S-8 of our report dated January 7, 2000, (which expresses an unqualified opinion and includes explanatory paragraphs relating to a preliminary agreement to settle the securities class action as described in Notes 18 and 27, and the change in the method of recognizing revenue and membership solicitation costs as described in Note 2) appearing in this Annual Report on Form 10-K/A of Cendant Corporation for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP
/s/ Deloitte & Touche LLP
Parsippany, New Jersey
February 2, 2000

                              F-56